Cook & Bynum Funds Trust
Power of Attorney

I, the undersigned Trustee of Cook & Bynum Funds Trust (the “Trust”), hereby constitute and appoint each of David J. Baum and Timothy P. Selby, and either of them singly, my true and lawful attorneys, with full power to them and either of them to sign, for me, and in my name and in the capacity indicated below, the Registration Statement on Form N-1A for the Trust, and any and all amendments to said Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith to be filed with the Securities and Exchange Commission, pursuant to the Securities Act of 1933 and/or the Investment Company Act of 1940, hereby ratifying and confirming my signatures as it may be signed by our said attorneys to such Registration Statement and amendments thereto.

Witness my hand on the date set forth below.

Signature	Title	Date

/s/ David A. Hobbs	Trustee	January 24, 2022
David A. Hobbs

Cook & Bynum Funds Trust
Power of Attorney

I, the undersigned Treasurer and Principal Financial Officer of Cook & Bynum Funds Trust (the “Trust”), hereby constitute and appoint each of David J. Baum and Timothy P. Selby, and either of them singly, my true and lawful attorneys, with full power to them and either of them to sign, for me, and in my name and in the capacity indicated below, the Registration Statement on Form N-1A for the Trust, and any and all amendments to said Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith to be filed with the Securities and Exchange Commission, pursuant to the Securities Act of 1933 and/or the Investment Company Act of 1940, hereby ratifying and confirming my signatures as it may be signed by our said attorneys to such Registration Statement and amendments thereto.

Witness my hand on the date set forth below.

Signature	Title	Date

/s/ Enrico G. Camata	Treasurer and Principal Financial Officer	January 24, 2022
Enrico G. Camata